Exhibit 99.1

Certification

                Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of PETCO Animal Supplies, Inc. hereby certifies that:

        (i)            the accompanying Annual Report on Form 11-K of the PETCO Animal Supplies 401(k) Plan (the “Plan”) for the period ended December 31, 2002 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

        (ii)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Dated: June 27, 2003	/s/ JAMES M. MYERS
James M. Myers
Chief Financial Officer

The foregoing certification has been provided in accordance with the requirements of Section 906 of the Sarbanes-Oxley Act. Because it is an employee benefit plan, the Plan does not have results of operations.  The foregoing certification is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section.  Such certification shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act.

Certification

                Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of PETCO Animal Supplies, Inc. hereby certifies that:

        (i)            the accompanying Annual Report on Form 11-K of the PETCO Animal Supplies 401(k) Plan (the “Plan”) for the period ended December 31, 2002 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

        (ii)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Dated: June 27, 2003	/s/ JANET D. MITCHELL
Janet D. Mitchell
Senior Vice President, Human Resources and Administration

The foregoing certification has been provided in accordance with the requirements of Section 906 of the Sarbanes-Oxley Act. Because it is an employee benefit plan, the Plan does not have results of operations.  The foregoing certification is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section.  Such certification shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act.